Exhibit 8.2
                                 BRYAN CAVE LLP
                             ONE METROPOLITAN SQUARE
                           211 N. BROADWAY, SUITE 3600
                         ST. LOUIS, MISSOURI 63102-2750
                                 (314) 259-2000
                            FACSIMILE: (314) 259-2020


                                  June 23, 1998

Board of Directors
Applied Cellular Technology, Inc.
400 Royal Palm Way, Suite 410
Palm Beach, Florida 33480

Re: New Exchangeable Shares

Ladies and Gentlemen:

     We have acted as counsel to Applied Cellular Technology, Inc. (the "Company") in connection with the Registration Statement on Form S-3, as amended (the "Registration Statement"), relating to the shares of Common Stock issuable to the holders of Exchangeable Shares pursuant to the terms of the Exchangeable Shares. Unless otherwise indicated, capitalized terms used herein shall have the meaning ascribed to them in the prospectus included in the Registration Statement (the "Prospectus"). We hereby confirm that, assuming that shares of Common Stock are issued to holders of Exchangeable Shares pursuant to the terms of the Exchangeable Shares as described in the Prospectus, the discussion under the caption "United States Federal Income Tax Considerations" in the Prospectus expresses our opinion regarding the material United States Federal tax consequences to holders of Exchangeable Shares that receive Common Stock in exchange for such Exchangeable Shares pursuant to their terms, and the ownership and disposition of Common Stock acquired in the exchange.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "United States Federal Income Tax Income Tax Considerations" In the Prospectus. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                             Very truly yours,


                                             BRYAN CAVE LLP